UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAMDEN NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

MAINE	01-0413282
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 ELM STREET, CAMDEN, ME	04843
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, without par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The information called for in this Item 1 is incorporated by reference to “COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNION BANKSHARES AND CAMDEN” beginning on page 120 of the Registrant’s Form S-4/A, (Registration No. 333-146238) declared effective by the Securities and Exchange Commission on October 24, 2007.

Item 2. Exhibits.

None required pursuant to the Instruction to Item 2 of Form 8/A.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAMDEN NATIONAL CORPORATION

Date: December 31, 2007

By:  /s/  Sean G. Daly

        Sean G. Daly

        Chief Financial Officer and Principal

        Financial & Accounting Officer